UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

[_]   Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

                                EVOLVE ONE, INC.
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee required.

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[_]   Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

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                                EVOLVE ONE, INC.
                              1000 Clint Moore Road
                                    Suite 101
                            Boca Raton, Florida 33487


Dear Stockholders:

         We are writing to advise you that Evolve One, Inc. intends to:

         * amend its Certificate of Incorporation to effect a forward stock split of all of the outstanding shares of our common stock at a ratio of eight-for-one (8:1) effective after close of business on December 3, 2004, and

         * ratify an amendment to its Stock Option Plan to increase the number of shares available for issuance under the Plan from 100,000 shares to 1,000,000 shares, which will be further increased to 8,000,000 shares on the effective date of the forward stock split.

         These actions were approved on October 20, 2004 by our Board of Directors. In addition, our management who hold a majority of our issued and outstanding voting securities have approved these actions on November 11, 2004 by written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about November 12, 2004.

         Please feel free to call us at 561-988-0819 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Evolve One.

                                        For the Board of Directors
                                        of EVOLVE ONE, INC.

                                        By: /s/ Gary Schultheis
                                            --------------------------
                                            Gary Schultheis, President

                                EVOLVE ONE, INC.
                              1000 CLINT MOORE ROAD
                                    SUITE 101
                            BOCA RATON, FLORIDA 33487

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

      This Information Statement is being furnished to the stockholders of Evolve One, Inc. in connection with:

         * the adoption of a Certificate of Amendment to our Certificate of Incorporation (the "Forward Split Amendment") effecting an eight for one (8:1) forward split of our issued and outstanding common stock effective after close of business on December 3, 2004, and

         * the ratification of an amendment (the "Plan Amendment") to our Stock Option Plan (the "Plan") increasing the number of shares of our common stock issuable under the Plan from 100,000 shares to 1,000,000 shares, which such amount will be further increased to 8,000,000 shares on the effective date of the forward stock split.

         These actions were approved by written consent of our Board of Directors on October 20, 2004. In addition, on November 11, 2004 Messrs. Gary Schultheis, Herbert Tabin and Martin P. Scott, officers and directors of our company and holders of a majority of our issued and outstanding voting securities, approved these actions by written consent in lieu of a special meeting of our stockholders.

         The elimination of the need for a meeting of stockholders to approve these actions is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

         Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to

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such action. This Information Statement serves as this notice. This Information
Statement is first being mailed on or about November 12, 2004 and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         The forward stock split will become effective after close of business on December 3, 2004 (the "Forward Split Effective Date"). The Plan Amendment will also become effective on December 3, 2004.

         The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           OUR PRINCIPAL STOCKHOLDERS

         Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of October 20, 2004 held by:

         * persons who own beneficially more than 5% of our outstanding voting securities,

         *  our directors,

         *  named executive officers, and

         *  all of our directors and officers as a group.

         A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from October 20, 2004, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487.

     Name of                             Amount and Nature of    Percentage
     Beneficial Owner                    Beneficial Ownership    of Class
     ----------------                    --------------------    ----------

     Gary Schultheis (1)                      1,182,137             34.5%
     Herbert Tabin     (2)                    1,180,499             34.4%
     Martin P. Scott                             10,000               *
     All officers and directors
     as a group (three persons)(1)(2)         2,372,636             66.1%

     * represents less than 1%

(1) Includes options to purchase 4,000 shares of our common stock at an exercise price of $0.007 per share expiring in January 2007, options to purchase 4,000 shares of our common stock at an exercise price of $0.001 per share expiring in January 2008, options to purchase 4,000 shares of our common stock at an exercise price of $0.131 per share expiring in January 2009 and options to purchase 150,000 shares of our common stock at an exercise price of $0.18 per share expiring in October 2009.

(2) Includes options to purchase 4,000 shares of our common stock at an exercise price of $0.007 per share expiring in January 2007, options to purchase 4,000 shares of our common stock at an exercise price of $0.001 per share expiring in January 2008, options to purchase 4,000 shares of our common stock at an exercise price of $0.131 per share expiring in January 2009 and options to purchase 150,000 shares of our common stock at an exercise price of $0.18 per share expiring in October 2009.

                           THE FORWARD SPLIT AMENDMENT

         We currently have authorized 1,000,000,000 shares of common stock and at October 20, 2004 we had 3,266,304 shares issued and outstanding. Pursuant to the Forward Split Amendment the number of outstanding shares of our common stock on the Forward Split Effective Date (the "Old Shares") will be automatically increased on the ratio of eight for one (8:1) (the "New Shares"). This means that all stockholders of record on Forward Split Effective Date will receive and own eight (8) New Shares for every one (1) Old Share owned, with all fractional shares rounded up to the nearest whole share. As a result, on the Forward Split Effective Date our stockholders will own a total of approximately 26,130,432 shares of stock, an increase of approximately 22,864,128 shares, subject to rounding and the issuance by us of any additional shares of common stock prior to the Forward Split Effective Date. We have no present intention, however, to issue any additional shares of our common stock before the Forward Split Effective Date. The Forward Split Amendment will not change the number of authorized shares of our common stock or the par value of our common stock, nor will it effect our preferred stock. A copy of the Forward Split Amendment is attached hereto as Exhibit A.

PURPOSE AND EFFECT OF AMENDMENT

         Our common stock is currently quoted on the OTC Bulletin Board. We believe that the absence of a substantial market for our shares is a disincentive for investors to acquire our common shares. We believe that the eight-for-one (8:1) forward stock split will substantially increase the number of our common shares that trade in the over-the-counter market and will provide substantially greater liquidity for our shares which, hopefully, will provide greater incentive for investors to acquire our common shares.

         The forward stock split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests or proportionate voting power. The forward stock split will have the following effects upon the number of shares of our common stock outstanding:

         * The number of shares owned by each holder of common stock will be increased eight-fold;

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

         * The number of shares of our common stock which will be issued and outstanding after the forward stock split will be approximately 26,130,432;

         * The per share loss and net book value of our common stock will be decreased because there will be a greater number of shares of our common stock outstanding;

         *  The par value of the common stock will remain $0.00001 per share;

         * The stated capital on our balance sheet attributable to the common stock will be increased eight times its present amount and the additional paid-in capital account will be debited with the amount by which the stated capital is increased; and

         * All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, eight times of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the forward stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the forward stock split.

MANNER OF EFFECTING THE AMENDMENT

         The forward stock split will be effected by the filing of the Forward Split Amendment with the Secretary of State of the State of Delaware. The Forward Split Amendment will specify the effective date of the forward split will be after close of business on December 3, 2004 which is approximately 20 days after this Information Statement was first mailed to our stockholders.

         As soon as practicable after the Effective Date of the Amendment, stockholders of record on the record date will receive certificates representing the additional shares of common stock issued to the stockholder as a result of the forward stock split. No scrip or fractional shares will be issued. Fractional shares will be rounded up to the nearest whole share. We will bear the costs of the issuance of the additional stock certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The forward stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the stockholder's holding period for the corresponding Old Shares owned prior to the forward stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder's original shares. Notwithstanding the foregoing, the federal income tax consequences of the

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

receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the forward stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the forward stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the forward stock split.

                               THE PLAN AMENDMENT

         In November 1999, our Board of Directors adopted our Plan which was approved by a majority of the stockholders at a meeting on November 11, 1999. Under the Plan we initially reserved 25,000,000 shares of common stock for the grant of qualified incentive options or non-qualified options. On January 31, 2003 we effected a one-for-250 reverse stock split which had the effect of proportionately reducing both the number of shares of our common stock available for issuance under the Plan as well as the number of shares of common stock issuable upon the exercise of the then outstanding options. As a result of the reverse stock split, we had 100,000 shares reserved for issuance under the Plan. On October 20, 2004 our Board of Directors increased the number of shares available for issuance under the Plan to 1,000,000 shares and at October 20, 2004 we had options to purchase an aggregate of 335,000 shares of common stock outstanding under the Plan at exercise prices ranging from $0.001 to $0.18 per share.

         We are adopting the Plan Amendment to ratify the increase the number of shares of common stock issuable under the Plan to our employees, directors and advisors from 100,000 shares to 1,000,000 shares, which will include the options to purchase the 335,000 shares (2,680,000 shares upon forward stock split) of our common stock which are presently outstanding. Pursuant to the Plan Amendment, the number of shares available for issuance under the Plan will further increase to 8,000,000 shares on the Forward Split Effective Date. Other than increasing the number of shares of our common stock available for issuance under the Plan, there are no changes to the terms or conditions of the Plan.

DESCRIPTION OF THE PLAN

         The purpose of the Plan is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent, including our officers and directors, key employees, consultants and independent contractors. The Plan is administered by our Board of Directors. The Board of Directors determines, from time to time, those of our officers, directors, employees and consultants to whom Plan options will be granted, the terms and provisions of the Plan options, the dates such Plan options will become exercisable, the number of shares subject to each Plan option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors.

         Plan options granted under the Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not so qualify. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Non-qualified options must provide for an exercise price of not less than 85% of the fair market value of our common stock on the date of grant.

         The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

         The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death, disability or mental incapacity of the option holder, or in the instance of options granted to employees, the termination of that employee's employment with our company.

         The Board of Directors may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which:

         * increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization),

         *  affects outstanding options or any exercise right thereunder,

         *  extends the term of any option beyond 10 years, or

         *  extends the termination date of the Plan.

         Unless the Plan is earlier suspended or terminated by the Board of Directors, the Plan terminates 10 years from the date of the Plan's adoption. Any termination of the Plan does not affect the validity of any options previously granted thereunder.

         The potential benefit to be received from a Plan option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan options that have been or may be granted under the Plan is not currently ascertainable. On October 20, 2004, the closing price of our common stock as reported on the OTC Bulletin Board was $0.18.

TAX ASPECTS

         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an incentive option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive option over the Plan option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code.

         Upon disposition of stock acquired on exercise of an incentive option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him or her to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported).

         We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an incentive option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not,

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

however, be able to utilize the old holding period for the purpose of satisfying the incentive option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         With respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

SECURITIES LAW RESTRICTIONS

         The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater shareholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.

                              NO DISSENTER'S RIGHTS

         Under Delaware law stockholders are not entitled to dissenter's rights of appraisal with respect to either the Forward Split Amendment or the Plan Amendment.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                        EVOLVE ONE, INC.

                                        By: /s/ Gary Schultheis
                                            -------------------
                                            Gary Schultheis, President

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                EVOLVE ONE, INC.
                            (A DELAWARE CORPORATION)

         Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the President of Evolve One, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

         RESOLVED: The Certificate of Incorporation of this Corporation is hereby amended by adding the following:

         (a) At the effective time of this amendment, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors shall be subject to an eight (8) for one (1) forward split with all fractional shares rounded to the nearest whole share.

         (b) The effective time of this amendment shall be after close of business on December 3, 2004.

         The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated October 20, 2004 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent dated November 11, 2004 of the holders of shares of the Corporation's voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with
Section 228 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of ________________________, 2004.

                                        EVOLVE ONE, INC.

                                        By:
                                            --------------------------
                                            Gary Schultheis, President

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